UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 10, 2005

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            At a meeting of the Central Vermont Public Service Corporation (the "Company") Board of Directors held on January 10, 2005, the Company's Board of Directors approved changes to the Long-Term Incentive Plan ("LTIP") for executive officers. Effective January 1, 2005, the LTIP will deliver 25 percent of its value in stock options with the other 75 percent in the form of performance shares. Previously, the LTIP delivered 50 percent of its value in stock options and 50 percent in performance shares. Fifty percent of performance shares will continue to be based on the Company's total shareholder return compared to all other electric and combination utilities, and the new 25 percent of performance shares will be based on the Company's three year performance compared to predetermined key operational measures. These key operational measures include overall customer satisfaction rating compared to other electric utilities, utility earnings vs. allowed rate of return, and performance of Catamount Energy Corporation (the Company's wholly owned subsidiary).

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joan F. Gamble Joan F. Gamble, Vice President, Strategic Change and Business Services

January 13, 2005